UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 17, 2006

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code   (404) 588-7711

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

SunTrust Banks, Inc. ("SunTrust" or the "Registrant") entered into a Change in Control Agreement with Thomas E. Freeman, SunTrust's Corporate Executive Vice President and Chief Credit Officer, effective as of February 17, 2006 (the "Agreement"). The Agreement is for a base term of three years, and will be automatically extended for one year terms unless either SunTrust or Mr. Freeman provide notice to the contrary.

The Agreement provides, among other things, that if a Change in Control (as defined therein) occurs during the term of the Agreement and (i) SunTrust terminates Mr. Freeman's employment without Cause (as defined therein) during the term of the Agreement or (ii) Mr. Freeman resigns for Good Reason (as defined therein) during such term, then, among other things, (1) SunTrust will pay Mr. Freeman two times his then-current salary and bonus (under certain SunTrust bonus plans) in cash in a lump sum within 30 days after the date Mr. Freeman's employment so terminates, (2) each outstanding stock option granted to Mr. Freeman by SunTrust will immediately become fully vested and exercisable on the date Mr. Freeman's employment so terminates and Mr. Freeman shall be deemed to continue to be employed by SunTrust for the two year period following the date of the Change in Control for purposes of determining when Mr. Freeman's right to exercise each such option expires notwithstanding the terms of any plan or agreement under which such option was granted, (3) any restrictions on any outstanding restricted or performance stock grants to Mr. Freeman by SunTrust will immediately expire and Mr. Freeman's right to such stock will be non-forfeitable notwithstanding the terms of any plan or agreement under which such grants were made, (4) Mr. Freeman will be eligible, under certain circumstances, to be paid a bonus based on the projected bonus to which Mr. Freeman would have otherwise been entitled under certain SunTrust bonus plans, and (5) following the date of such termination of employment until the date that is two years following the date of the Change in Control, SunTrust will provide to Mr. Freeman medical, dental and life insurance benefits which are similar in all material respects as those benefits provided under SunTrust's employee benefit plans, policies and programs to senior executives of SunTrust who have not terminated their employment.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Change in Control Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

10.1	Form of Change in Control Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC. (Registrant)

Date: February 21, 2006	By:	/s/ Raymond Fortin
Raymond Fortin Corporate Executive Vice President and General Counsel